Exhibit-23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Post Effective Amendment No. 2 to the Registration Statement on Form S-1 of U.S. China Mining Group Inc. (Formerly known as Songzai Holding Group, Inc.) of our report dated March 28, 2011 relating to the financial statements which appear in this Form S-1. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Goldman Kurland  and Mohidin, LLP
Encino, California
May 23, 2011

CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS
16133 Ventura Blvd., Suite 880 Encino, CA 91436
Tel 818-784-9000 Fax 818-784-9010